Exhibit 99.1

MRC Global Announces Second Quarter 2021 Results

Sales of $686 million, a 13% sequential increase

Net loss attributable to common stockholders of ($2) million

Adjusted net income attributable to common stockholders of $6 million

Adjusted EBITDA of $36 million

Cash Flow from Operations of $23 million

Houston, TX – July 29, 2021 – MRC Global Inc. (NYSE: MRC), the leading global distributor of pipe, valves and fittings and related infrastructure products and services to diversified end-markets, today announced second quarter 2021 results.

The company’s sales were $686 million for the second quarter of 2021, which was 13% higher than the first quarter of 2021 and 14% higher than the second quarter of 2020. Sequentially, gas utilities led the revenue growth as customers continued executing integrity upgrade plans on their natural gas distribution networks. As compared to the second quarter of 2020, broad economic recovery drove improvement in sales across all sectors, except midstream pipeline.

Net loss attributable to common stockholders for the second quarter of 2021 was ($2) million, or ($0.02) per diluted share, as compared to the second quarter of 2020 net loss of ($287) million, or ($3.50) per diluted share.

Rob Saltiel, MRC Global’s president and chief executive officer stated, “Our second quarter results were strong with 13% higher revenue sequentially, led by gains in our industry-leading gas utilities business. Increased revenue, along with continued emphasis on cost control, resulted in higher adjusted EBITDA margins of 5.2%, positive cash flow generation of $23 million and a significantly improved leverage ratio of 2.2 times. Our financial results reflect improving market conditions and our commitment to superior customer service and operational efficiency. We are increasingly optimistic about our outlook across all of our end-markets, including the energy transition space, through the second half of 2021 and into 2022."

MRC Global’s second quarter of 2021 gross profit was $112 million, or 16.3% of sales, as compared to the second quarter of 2020 gross profit of $79 million, or 13.1% of sales. Gross profit for the second quarter of 2021 includes $11 million of expense in cost of sales relating to the use of the last-in, first-out (LIFO) method of inventory cost accounting as compared to the second quarter of 2020, which reduced cost of sales by $6 million. Adjusted gross profit, which excludes the impact of LIFO was $134 million, or 19.5% of revenue, for the second quarter of 2021 and was $118 million, or 19.6% of revenue, for the second quarter of 2020.

Please refer to the reconciliation of non-GAAP measures (adjusted gross profit, adjusted SG&A, adjusted EBITDA) to GAAP measures (gross profit, SG&A, net income) in this release.

Selling, general and administrative (SG&A) expenses were $102 million, or 14.9% of sales, for the second quarter of 2021 compared to $126 million, or 20.9% of sales, for the same period in 2020. Adjusted SG&A of $101 million for the second quarter of 2021 excludes $1 million of facility closure costs in the International segment.

Income tax expense was $1 million for the second quarter of 2021, with an effective tax rate of 20%, as compared to an income tax benefit of $17 million for the second quarter of 2020. The company’s rates generally differ from the U.S. federal statutory rate of 21% as a result of state income taxes and differing foreign income tax rates.

Sales by Geographic Segment

U.S. sales in the second quarter of 2021 were $558 million, up $84 million, or 18%, from the same quarter in 2020. The gas utilities sector drove the increase, followed by the upstream production sector, due to improving economic conditions and higher customer activity levels. Gas utilities sector revenue improved $67 million, or 34%, as a new customer contract was fully implemented and activity increased as pandemic restrictions eased, and customers continued to execute their integrity upgrade programs from the low point in the second quarter of 2020. Upstream production sector sales increased by $15 million, or 23%, primarily due to increased customer spending driven by improved commodity prices and a corresponding increase in well completions. Downstream and industrial sector sales increased $10 million, or 8%, due to increased turnaround and small project spending. Midstream pipeline sector sales declined $8 million, or 10%, due to the completion of non-repeatable project activity in 2020.

Canada sales in the second quarter of 2021 were $30 million, up $2 million, or 7%, from the same quarter in 2020, driven by the net effect of a stronger Canadian dollar, and an improvement in the upstream production and downstream and industrial sectors. Improved commodity pricing, the easing of pandemic restrictions, as well as small projects and turnaround activity all contributed to the increase.

International sales in the second quarter of 2021 were $98 million, down $2 million, or 2%, from the same period in 2020 driven by the net effect of lower activity levels in the upstream sector, partially offset by stronger foreign currencies.

Sales by End-Market Sector

Gas utilities sector sales in the second quarter of 2021 were $269 million, or 39% of total sales, an increase of $64 million, or 31%, from the second quarter of 2020, driven by the U.S. segment.

Downstream and industrial sector sales in the second quarter of 2021 were $191 million, or 28% of total sales, an increase of $15 million, or 9%, from the second quarter of 2020. The increase in the downstream and industrial sector sales was across all segments, led by the U.S. segment. Sequentially, downstream and industrial sector sales were down slightly at 2% due to less turnaround work as well as elevated sales in the first quarter of 2021 from recovery work related to inclement weather in February.

Upstream production sector sales in the second quarter of 2021 were $143 million, or 21% of total sales, an improvement of $9 million, or 7%, from the second quarter of 2020. The increase in upstream production sales was led by the U.S. segment. Sequentially, upstream production sector sales increased $16 million, or 13%, also driven by the U.S. as customers increased spending for completions and facility construction.

Midstream pipeline sector sales in the second quarter of 2021 were $83 million, or 12% of total sales, a reduction of $4 million, or 5%, from the second quarter of 2020, driven by the U.S. segment. Sequentially, midstream pipeline sector sales increased $5 million, or 6%, due to improving market conditions and small projects.

Balance Sheet

Cash provided by operations was $23 million in the second quarter of 2021. As of June 30, 2021, the cash balance was $63 million. Also, long-term debt was $297 million, and net debt was $234 million, both the lowest in our public company history. As of June 30, 2021, availability under the company’s asset-based lending facility was $444 million and available liquidity was $507 million. An $86 million excess cash flow payment was made in late April 2021.

Please refer to the reconciliation of non-GAAP measures (Net Debt) to GAAP measures (Long-term Debt) in this release.

Conference Call

The company will hold a conference call to discuss its second quarter 2021 results at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) on July 30, 2021. To participate in the call, please dial 412-902-0003 and ask for the MRC Global conference call at least 10 minutes prior to the start time. To access the conference call, live over the Internet, please log onto the web at www.mrcglobal.com and go to the “Investor Relations” page of the company’s website at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live call, a replay will be available through August 13, 2021 and can be accessed by dialing 201-612-7415 and using pass code 13720269#. Also, an archive of the webcast will be available shortly after the call at www.mrcglobal.com for 90 days.

About MRC Global Inc.

Headquartered in Houston, Texas, MRC Global (NYSE: MRC) is the leading global distributor of pipe, valves and fittings (PVF) and related infrastructure products and services to diversified end-markets including gas utilities, downstream and industrial, upstream production, midstream pipeline as well as green energy and decarbonization. With over 100 years of experience, MRC Global has provided customers with innovative supply chain solutions, technical product expertise and a robust digital platform from a worldwide network of 220 locations including valve and engineering centers. The company’s unmatched quality assurance program offers 200,000 SKUs from 10,000 suppliers, simplifying the supply chain for over 12,000 customers. Find out more at www.mrcglobal.com

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Words such as “will,” “expect,” “expected,” “intend,” “believes,” "on-track," “well positioned,” “strong position,” “looking forward,” “guidance,” “plans,” “can,” "target," "targeted" and similar expressions are intended to identify forward-looking statements.

Statements about the company’s business, including its strategy, its industry, the company’s future profitability, the company’s guidance on its sales, adjusted EBITDA, tax rate, capital expenditures, achieving cost savings and cash flow, debt reduction, liquidity, growth in the company’s various markets and the company’s expectations, beliefs, plans, strategies, objectives, prospects and assumptions are not guarantees of future performance. These statements are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, most of which are difficult to predict and many of which are beyond MRC Global’s control, including the factors described in the company’s SEC filings that may cause the company’s actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements.

These risks and uncertainties include (among others) decreases in oil and natural gas prices; decreases in oil and natural gas industry expenditure levels, which may result from decreased oil and natural gas prices or other factors; U.S. and international general economic conditions; the company's ability to compete successfully with other companies in MRC Global's industry; the risk that manufacturers of the products the company distributes will sell a substantial amount of goods directly to end users in the industry sectors the company serves;  unexpected supply shortages;  cost increases by the company's suppliers; the company's lack of long-term contracts with most of its suppliers; suppliers' price reductions of products that the company sells, which could cause the value of the company's inventory to decline;  decreases in steel prices, which could significantly lower MRC Global's profit;  increases in steel prices, which the company may be unable to pass along to its customers which could significantly lower its profit; the company's lack of long-term contracts with many of its customers and the company's lack of contracts with customers that require minimum purchase volumes;  changes in the company's customer and product mix;  risks related to the company's customers' creditworthiness; the success of the company's acquisition strategies;  the potential adverse effects associated with integrating acquisitions into the company's business and whether these acquisitions will yield their intended benefits; the company's significant indebtedness;  the dependence on the company's subsidiaries for cash to meet its obligations;  changes in the company's credit profile;  a decline in demand for certain of the products the company distributes if import restrictions on these products are lifted or imposed; significant substitution of alternative fuels for oil and gas; environmental, health and safety laws and regulations and the interpretation or implementation thereof; the sufficiency of the company's insurance policies to cover losses, including liabilities arising from litigation;  product liability claims against the company;  pending or future asbestos-related claims against the company; the potential loss of key personnel; adverse health events such as a pandemic; interruption in the proper functioning of the company's information systems and the occurrence of cyber security incidents; loss of third-party transportation providers;  potential inability to obtain necessary capital;  risks related to adverse weather events or natural disasters;  impairment of the company’s goodwill or other intangible assets;  adverse changes in political or economic conditions in the countries in which the company operates; exposure to U.S. and international laws and regulations, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act and other economic sanction programs; risks associated with international stability and geopolitical developments; risks relating to ongoing evaluations of internal controls required by Section 404 of the Sarbanes-Oxley Act; risks related to the company's intention not to pay dividends; and risks arising from compliance with and changes in law in the countries in which we operate, including (among others) changes in tax law, tax rates and interpretation in tax laws.

For a discussion of key risk factors, please see the risk factors disclosed in the company’s SEC filings, which are available on the SEC’s website at www.sec.gov and on the company’s website, www.mrcglobal.com. MRC Global’s filings and other important information are also available on the Investor Relations page of the company’s website at www.mrcglobal.com.

Undue reliance should not be placed on the company’s forward-looking statements. Although forward-looking statements reflect the company’s good faith beliefs, reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause the company’s actual results, performance or achievements or future events to differ materially from anticipated future results, performance or achievements or future events expressed or implied by such forward-looking statements. The company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except to the extent required by law.

Contact:

Monica Broughton Investor Relations
MRC Global Inc.
Monica.Broughton@mrcglobal.com
832-308-2847

MRC Global Inc.

Condensed Consolidated Balance Sheets (Unaudited)

(in millions, except shares)

	June 30,	December 31,
	2021	2020

Assets
Current assets:
Cash	$63	$119
Accounts receivable, net	382	319
Inventories, net	484	509
Other current assets	32	19
Total current assets	961	966

Long-term assets:
Operating lease assets	190	200
Property, plant and equipment, net	95	103
Other assets	19	19

Intangible assets:
Goodwill, net	264	264
Other intangible assets, net	216	229
	$1,745	$1,781

Liabilities and stockholders' equity
Current liabilities:
Trade accounts payable	$350	$264
Accrued expenses and other current liabilities	81	94
Operating lease liabilities	34	37
Current portion of long-term debt	1	4
Total current liabilities	466	399

Long-term liabilities:
Long-term debt, net	296	379
Operating lease liabilities	177	187
Deferred income taxes	70	70
Other liabilities	34	41

Commitments and contingencies

6.5% Series A Convertible Perpetual Preferred Stock, $0.01 par value; authorized 363,000 shares; 363,000 shares issued and outstanding	355	355

Stockholders' equity:
Common stock, $0.01 par value per share: 500 million shares authorized, 106,881,767 and 106,315,296 issued, respectively	1	1
Additional paid-in capital	1,744	1,739
Retained deficit	(792)	(781)
Less: Treasury stock at cost: 24,216,330 shares	(375)	(375)
Accumulated other comprehensive loss	(231)	(234)
	347	350
	$1,745	$1,781

MRC Global Inc.

Condensed Consolidated Statements of Operations (Unaudited)

(in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2021	2020	2021	2020

Sales	$686	$602	$1,295	$1,396
Cost of sales	574	523	1,080	1,169
Gross profit	112	79	215	227
Selling, general and administrative expenses	102	126	202	252
Goodwill and intangibles impairment	-	242	-	242
Operating income (loss)	10	(289)	13	(267)
Other (expense) income:
Interest expense	(6)	(7)	(12)	(15)
Other, net	1	(2)	1	(2)

Income (loss) before income taxes	5	(298)	2	(284)
Income tax expense (benefit)	1	(17)	1	(12)
Net income (loss)	4	(281)	1	(272)
Series A preferred stock dividends	6	6	12	12
Net loss attributable to common stockholders	$(2)	$(287)	$(11)	$(284)

Basic loss per common share	$(0.02)	$(3.50)	$(0.13)	$(3.47)
Diluted loss per common share	$(0.02)	$(3.50)	$(0.13)	$(3.47)
Weighted-average common shares, basic	82.6	82.0	82.5	81.9
Weighted-average common shares, diluted	82.6	82.0	82.5	81.9

MRC Global Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

(in millions)

	Six Months Ended
	June 30,	June 30,
	2021	2020

Operating activities
Net income (loss)	$1	$(272)
Adjustments to reconcile net income (loss) to net cash provided by operations:
Depreciation and amortization	10	10
Amortization of intangibles	12	13
Equity-based compensation expense	7	5
Deferred income tax benefit	(1)	(8)
Amortization of debt issuance costs	-	-
Increase (decrease) in LIFO reserve	15	(9)
Goodwill and intangible asset impairment	-	242
Lease impairment and abandonment	-	15
Inventory-related charges	-	34
Provision for credit losses	-	5
Other	3	1
Changes in operating assets and liabilities:
Accounts receivable	(62)	69
Inventories	8	41
Other current assets	(16)	(10)
Accounts payable	86	(51)
Accrued expenses and other current liabilities	(16)	(1)
Net cash provided by operations	47	84

Investing activities
Purchases of property, plant and equipment	(4)	(5)
Other investing activities	2	-
Net cash used in investing activities	(2)	(5)

Financing activities
Payments on revolving credit facilities	(125)	(460)
Proceeds from revolving credit facilities	125	389
Payments on long-term obligations	(87)	(4)
Purchase of common stock	-	-
Dividends paid on preferred stock	(12)	(12)
Repurchases of shares to satisfy tax withholdings	(2)	(3)
Other	-	-
Net cash used in financing activities	(101)	(90)

Decrease in cash	(56)	(11)
Effect of foreign exchange rate on cash	-	(2)
Cash -- beginning of period	119	32
Cash -- end of period	$63	$19

MRC Global Inc.

Supplemental Sales Information (Unaudited)

(in millions)

Disaggregated Sales by Segment and Sector

Three Months Ended
June 30,
	U.S.	Canada	International	Total
2021
Gas utilities	$267	$2	$-	$269
Downstream & industrial	136	5	50	191
Upstream production	81	21	41	143
Midstream pipeline	74	2	7	83
	$558	$30	$98	$686
2020
Gas utilities	$200	$5	$-	$205
Downstream & industrial	126	2	48	176
Upstream production	66	18	50	134
Midstream pipeline	82	3	2	87
	$474	$28	$100	$602

Six Months Ended
June 30,
	U.S.	Canada	International	Total
2021
Gas utilities	$476	$3	$-	$479
Downstream & industrial	274	9	102	385
Upstream production	149	44	77	270
Midstream pipeline	143	6	12	161
	$1,042	$62	$191	$1,295
2020
Gas utilities	$399	$8	$-	$407
Downstream & industrial	316	8	103	427
Upstream production	205	55	96	356
Midstream pipeline	192	7	7	206
	$1,112	$78	$206	$1,396

MRC Global Inc.

Supplemental Sales Information (Unaudited)

(in millions)

Sales by Product Line

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
Type	2021	2020	2021	2020
Line pipe	$100	$80	$165	$180
Carbon fittings and flanges	88	73	173	188
Total carbon pipe, fittings and flanges	188	153	338	368
Valves, automation, measurement and instrumentation	243	249	484	572
Gas products	162	114	296	248
Stainless steel and alloy pipe and fittings	36	30	65	67
General products	57	56	112	141
	$686	$602	$1,295	$1,396

MRC Global Inc.

Supplemental Information (Unaudited)

Reconciliation of Gross Profit to Adjusted Gross Profit (a non-GAAP measure)

(in millions)

	Three Months Ended
	June 30,	Percentage	June 30,	Percentage
	2021	of Revenue	2020	of Revenue*

Gross profit, as reported	$112	16.3%	$79	13.1%
Depreciation and amortization	5	0.7%	5	0.8%
Amortization of intangibles	6	0.9%	6	1.0%
Increase (decrease) in LIFO reserve	11	1.6%	(6)	(1.0)%
Inventory-related charges (1)	-	0.0%	34	5.6%
Adjusted Gross Profit	$134	19.5%	$118	19.6%

	Six Months Ended
	June 30,	Percentage	June 30,	Percentage
	2021	of Revenue	2020	of Revenue

Gross profit, as reported	$215	16.6%	$227	16.3%
Depreciation and amortization	10	0.8%	10	0.7%
Amortization of intangibles	12	0.9%	13	0.9%
Increase (decrease) in LIFO reserve	15	1.2%	(9)	(0.6)%
Inventory-related charges (1)	-	0.0%	34	2.4%
Adjusted Gross Profit	$252	19.5%	$275	19.7%

Notes to above:

* Does not foot due to rounding

(1)

Non-cash charges (pre-tax) for inventory recorded in cost of goods sold. Charges of $19 million in the U.S. and $1 million in Canada relate to excess and obsolete inventory as a result of the market outlook for certain products. International segment charges of $14 million relate to increased reserves for excess and obsolete inventory as well as the exit of the Thailand business.

The company defines Adjusted Gross Profit as sales, less cost of sales, plus depreciation and amortization, plus amortization of intangibles, plus inventory-related charges and plus or minus the impact of its LIFO inventory costing methodology. The company presents Adjusted Gross Profit because the company believes it is a useful indicator of the company’s operating performance without regard to items, such as amortization of intangibles, that can vary substantially from company to company depending upon the nature and extent of acquisitions of which they have been involved. Similarly, the impact of the LIFO inventory costing method can cause results to vary substantially from company to company depending upon whether they elect to utilize LIFO and depending upon which method they may elect. The company uses Adjusted Gross Profit as a key performance indicator in managing its business. The company believes that gross profit is the financial measure calculated and presented in accordance with U.S. generally accepted accounting principles that is most directly comparable to Adjusted Gross Profit.

MRC Global Inc.

Supplemental Information (Unaudited)

Reconciliation of Selling, General and Administrative Expenses to

Adjusted Selling, General and Administrative Expenses (a non-GAAP measure)

(in millions)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2021	2020	2021	2020

Selling, general and administrative expenses	$102	$126	$202	$252
Severance and restructuring (1)	-	(7)	-	(7)
Facility closures (2)	(1)	(15)	(1)	(15)
Employee separation (3)	-	-	(2)	-
Adjusted Selling, general and administrative expenses	$101	$104	$199	$230

Notes to above:

(1)	Charges (pre-tax) related to employee severance and restructuring charges associated with the company’s cost reduction initiatives recorded in SG&A, of which $6 million is in the U.S. segment and $1 million is in the International segment.
(2)

2021: Charges (pre-tax) $1 million associated with the exit of the Korea business recorded in the International segment. 2020: Charges (pre-tax) of $15 million for lease impairments and abandonments related to facility closures, substantially non-cash, recorded in SG&A. $12 million is recorded in the International segment, $2 million in the U.S. segment and $1 million in the Canada segment.

(3)	Charges (pre-tax) related to employee separation of which $1 million is non-cash share-based compensation.

The company defines Adjusted Selling, general and administrative (SG&A) expenses as SG&A, less severance and restructuring expenses, employee separation costs, facility closures plus the recovery of supplier bad debt. The company presents Adjusted SG&A because the company believes it is a useful indicator of the company’s operating performance without regard to items that can vary substantially from company to company. The company presents Adjusted SG&A because the company believes Adjusted SG&A is a useful indicator of the company’s operating performance. Among other things, Adjusted SG&A measures the company’s operating performance without regard to certain non-recurring, non-cash or transaction-related expenses. The company uses Adjusted SG&A as a key performance indicator in managing its business. The company believes that SG&A is the financial measure calculated and presented in accordance with U.S. generally accepted accounting principles that is most directly comparable to Adjusted SG&A.

MRC Global Inc.

Supplemental Information (Unaudited)

Reconciliation of Net Income to Adjusted EBITDA (a non-GAAP measure)

(in millions)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2021	2020	2021	2020

Net income (loss)	$4	$(281)	$1	$(272)
Income tax expense (benefit)	1	(17)	1	(12)
Interest expense	6	7	12	15
Depreciation and amortization	5	5	10	10
Amortization of intangibles	6	6	12	13
Goodwill and intangible asset impairment (1)	-	242	-	242
Inventory-related charges (2)	-	34	-	34
Facility closures (3)	-	18	-	18
Severance and restructuring (4)	-	7	-	7
Employee separation (5)	-	-	1	-
Increase (decrease) in LIFO reserve	11	(6)	15	(9)
Equity-based compensation expense (5)	2	3	7	5
Gain on early extinguishment of debt (6)	-	-	-	(1)
Foreign currency losses (gains)	1	(1)	1	1
Adjusted EBITDA	$36	$17	$60	$51

Notes to above:

(1)	Non-cash charges (pre-tax) for the impairment of $217 million for goodwill and $25 million for the U.S. intangible, indefinite-lived tradename asset. The goodwill impairment consisted of $177 million for the U.S. segment and $40 million for the International segment, resulting in a $0 balance for the International segment.
(2)	Non-cash charges (pre-tax) for inventory recorded in cost of goods sold. Charges of $19 million in the U.S. and $1 million in Canada relate to excess and obsolete inventory as a result of the current market outlook for certain products. International segment charges of $14 million relate to increased reserves for excess and obsolete inventory as well as the exit of the Thailand business.
(3)

2021: Charges (pre-tax) $1 million associated with the exit of the Korea business recorded in the International segment. 2020: Charges (pre-tax) of $15 million for lease impairments and abandonments related to facility closures, substantially non-cash, recorded in SG&A. $12 million is recorded in the International segment, $2 million in the U.S. segment and $1 million in the Canada segment. Also included are $3 million of non-cash (pre-tax) charges for the write-down of assets for facilities in Canada ($2 million) and International, recorded in Other expense.

(4)	Charges (pre-tax) related to employee severance and restructuring charges associated with the company’s cost reduction initiatives recorded in SG&A, of which $6 million is in the U.S. segment and $1 million is in the International segment.
(5)	Charges (pre-tax) recorded in SG&A. $2 million relates to employee separation, of which, $1 million is recorded in equity-based compensation expense, in the first quarter of 2021.
(6)	Gain (pre-tax) related to the purchase of the Term Loan recorded in Other, net.

The company defines Adjusted EBITDA as net income plus interest, income taxes, depreciation and amortization, amortization of intangibles, and certain other expenses, including non-cash expenses, (such as equity-based compensation, severance and restructuring, changes in the fair value of derivative instruments and asset impairments, including intangible assets and inventory) and plus or minus the impact of its LIFO inventory costing methodology.  The company presents Adjusted EBITDA because the company believes Adjusted EBITDA is a useful indicator of the company’s operating performance. Among other things, Adjusted EBITDA measures the company’s operating performance without regard to certain non-recurring, non-cash or transaction-related expenses. Adjusted EBITDA, however, does not represent and should not be considered as an alternative to net income, cash flow from operations or any other measure of financial performance calculated and presented in accordance with GAAP. Because Adjusted EBITDA does not account for certain expenses, its utility as a measure of the company’s operating performance has material limitations. Because of these limitations, the company does not view Adjusted EBITDA in isolation or as a primary performance measure and also uses other measures, such as net income and sales, to measure operating performance.  See the company's Annual Report filed on Form 10-K for a more thorough discussion of the use of Adjusted EBITDA.

MRC Global Inc.

Supplemental Information (Unaudited)

Reconciliation of Net Income (Loss) Attributable to Common Stockholders to

Adjusted Net Income (Loss) Attributable to Common Stockholders (a non-GAAP measure)

(in millions, except per share amounts)

	June 30, 2021
	Three Months Ended		Six Months Ended
	Amount	Per Share*	Amount	Per Share*

Net loss attributable to common stockholders	$(2)	$(0.02)	$(11)	$(0.13)
Increase in LIFO reserve, net of tax	8	0.10	11	0.14
Adjusted net income attributable to common stockholders	$6	$0.08	$0	$0.00

	June 30, 2020
	Three Months Ended		Six Months Ended
	Amount	Per Share	Amount	Per Share

Net loss attributable to common stockholders	$(287)	$(3.50)	$(284)	$(3.47)
Goodwill and intangible asset impairment, net of tax (1)	234	2.85	234	2.86
Inventory-related charges, net of tax (2)	29	0.35	29	0.35
Facility closures, net of tax (3)	16	0.20	16	0.20
Severance and restructuring, net of tax (4)	5	0.06	5	0.06
Decrease in LIFO reserve, net of tax	(5)	(0.06)	(7)	(0.09)
Adjusted net loss attributable to common stockholders	$(8)	$(0.10)	$(7)	$(0.09)

Notes to above:

* Does not foot due to rounding

(1)

Non-cash charges (after-tax) for the impairment of $215 million for goodwill and $19 million for the U.S. intangible, indefinite-lived tradename asset. The after-tax goodwill impairment consisted of $175 million for the U.S. segment and $40 million for the International segment, resulting in a $0 balance for the International segment.

(2)

Charges (after-tax) for inventory recorded in cost of goods sold. Charges (after-tax) of $15 million in the U.S. relate to excess and obsolete inventory as a result of the current market outlook for certain products. International segment charges (after-tax) of $14 million relate to increased reserves for excess and obsolete inventory as well as the exit of the Thailand business.

(3)

Charges (after-tax) of $14 million for lease impairments and abandonments related to facility closures, substantially non-cash, recorded in SG&A. $11 million is recorded in the International segment, $2 million in the U.S. segment and $1 million in Canada segment, each after-tax. Also includes $2 million of non-cash (after-tax) charges for the write-down of assets for facilities in Canada ($2 million) and International, recorded in Other expense.

(4)

Charges (after-tax) related to employee severance and restructuring charges associated with the company’s cost reduction initiatives recorded in SG&A, of which $4 million is in the U.S. segment and $1 million is in the International segment.

The company defines Adjusted Net Income Attributable to Common Stockholders (a non-GAAP measure) as Net Income Attributable to Common Stockholders less after-tax goodwill and intangible impairment, inventory-related charges, facility closures, severance and restructuring, plus or minus the after-tax impact of its LIFO inventory costing methodology. The company presents Adjusted Net Income Attributable to Common Stockholders and related per share amounts because the company believes it provides useful comparisons of the company’s operating results to other companies, including those companies with whom we compete in the distribution of pipe, valves and fittings to the energy industry, without regard to the irregular variations from certain restructuring events not indicative of the on-going business. Those items include goodwill and intangible asset impairments, inventory-related charges, facility closures, severance and restructuring as well as the LIFO inventory costing methodology. The impact of the LIFO inventory costing methodology can cause results to vary substantially from company to company depending upon whether they elect to utilize LIFO and depending upon which method they may elect. The company believes that Net Income Attributable to Common Stockholders is the financial measure calculated and presented in accordance with U.S. generally accepted accounting principles that is most directly compared to Adjusted Net Income Attributable to Common Stockholders.

MRC Global Inc.

Supplemental Information (Unaudited)

Reconciliation of Long-term Debt to Net Debt (a non-GAAP measure) and the Leverage Ratio Calculation

(in millions)

June 30,
2021

Long-term debt, net	$296
Plus: current portion of long-term debt	1
Long-term debt	297
Less: cash	63
Net Debt	$234

Net Debt	$234
Trailing twelve months adjusted EBITDA	106
Leverage ratio	2.2

Notes to above:

Net Debt and related leverage metrics may be considered non-GAAP measures. We define Net Debt as total long-term debt, including current portion, minus cash. We define our leverage ratio as Net Debt divided by trailing twelve months Adjusted EBITDA. We believe Net Debt is an indicator of the extent to which the company’s outstanding debt obligations could be satisfied by cash on hand and a useful metric for investors to evaluate the company’s leverage position. We believe the leverage ratio is a commonly used metric that management and investors use to assess the borrowing capacity of the company. We believe total long-term debt (including the current portion) is the financial measure calculated and presented in accordance with U.S. generally accepted accounting principles that is most directly comparable to Net Debt.

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